# Inland Real Estate Investment Corporation

## CHANGE OF DISTRIBUTION ELECTION FORM

Inland Real Estate Investment Corporation

**ANY REQUESTS FOR CUSTODIAL ACCOUNTS, SUCH AS AN IRA OR SEP, REQUIRE THE AUTHORIZATION OF THE CUSTODIAN. CONTACT THE CUSTODIAN FOR SUCH REQUIREMENTS.**

**Please indicate the fund for which the change is requested:** ☐ **Inland Real Estate Income Trust, Inc.** **OR** ☐ **Inland Residential Properties Trust, Inc.**

**Inland Account #** ____________________________

**A - CHANGE OF DISTRIBUTION ELECTION**

☐ **Mail Check to Residence Address**

☐ **Distribution Reinvestment Plan:** Stockholder elects to participate in the Distribution Reinvestment Plan ("DRP") described in the Prospectus and reinvest the entire cash distribution. Enrollment in the DRP requires a broker dealer be current on the account. Removal of the broker dealer will result in automatic termination in the DRP.

☐ **Partial Cash Distribution/Reinvestment Option:** Please reinvest __________**%** of each distribution and pay the remaining __________% in cash. *Percentages must be in whole numbers and total 100%. (Complete #1 through #4 below for cash distribution.) Enrollment in the DRP requires a broker dealer be current on the account. Removal of the broker dealer will result in automatic termination in the DRP.*

☐ **Send Distribution to a Third Party or via ACH:**

- ☐ **Via Mail** (complete #1 through #4 below)
- ☐ **Via Electronic Deposit (ACH)** (complete #1 through #5 below and attach a voided check)

Please check type of account: ☐ **Checking** ☐ **Savings**

1. **Name of Bank, Brokerage Firm or Individual*** ________________________________________
2. **Distribution Mailing Address** ________________________________________
3. **City** ______________________ **State** ________ **Zip** ____________
4. **Account # (if applicable)** ______________________
   A voided check must be submitted for distributions via ACH or your request will not be processed.
5. **Bank Routing #** ______________________
   (For ACH Only)

* If cash distribution is sent to an individual other than the registered owner, the stockholder's signature(s) must be medallion guaranteed.

**B - SIGNATURE**

______________________________________

**Signature - Stockholder** **Date**

______________________________________

**Signature - Co-Stockholder** **Date**

______________________________________

**Printed Name of Stockholder**

______________________________________

**Printed Name of Co-Stockholder**

**Daytime Telephone Number** ______________________

______________________________________

**Signature - Custodian** ** (if applicable)

** Medallion Guaranteed Signature or Corporate Resolution Required

Medallion Signature Guarantee
REQUIRED

All signatures must be medallion signature guaranteed

**MAIL OR FAX COMPLETED FORM TO:**

**Regular Mail:**
Inland Real Estate Investment Corporation
c/o DST Systems, Inc.
P.O. Box 219182
Kansas City, Missouri 64121-9182

**Overnight Delivery:**
Inland Real Estate Investment Corporation
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105

**Fax:** 855.223.2479 (except when medallion signature guaranteed)